EXHIBIT 24.1

POWER OF ATTORNEY

I hereby appoint William D. Nash or Thomas W. Reedy my true and lawful attorney-in-fact to sign on my behalf, as an individual and in the capacity stated below, the Annual Report on Form 10-K of CarMax, Inc. for its fiscal year ended February 28, 2018, and any amendment which such attorney-in-fact may deem appropriate or necessary.

Signature:	/s/ Peter J. Bensen
Print Name:	Peter J. Bensen
Title:	Director

Signature:	/s/ Ronald E. Blaylock
Print Name:	Ronald E. Blaylock
Title:	Director

Signature:	/s/ Sona Chawla
Print Name:	Sona Chawla
Title:	Director

Signature:	/s/ Alan B. Colberg
Print Name:	Alan B. Colberg
Title:	Director

Signature:	/s/ Thomas J. Folliard
Print Name:	Thomas J. Folliard
Title:	Director

Signature:	/s/ Jeffrey E. Garten
Print Name:	Jeffrey E. Garten
Title:	Director

Signature:	/s/ Shira Goodman
Print Name:	Shira Goodman
Title:	Director

Signature:	/s/ W. Robert Grafton
Print Name:	W. Robert Grafton
Title:	Director

Signature	/s/ Edgar H. Grubb
Print Name:	Edgar H. Grubb
Title:	Director

Signature	/s/ Robert J. Hombach
Print Name:	Robert J. Hombach
Title:	Director

Signature	/s/ Marcella Shinder
Print Name:	Marcella Shinder
Title:	Director

Signature	/s/ Mitchell D. Steenrod
Print Name:	Mitchell D. Steenrod
Title:	Director

Signature:	/s/ William R. Tiefel
Print Name:	William R. Tiefel
Title:	Director